UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Bright Mountain Media, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	000-54887	27-2977890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue Suite 2050
Boca Raton, Florida		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 561 998-2440

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Bright Mountain Media, Inc. (the "Company") and its subsidiaries are parties to an Amended and Restated Senior Secured Credit Agreement between itself, the lenders party thereto (the "Lenders"), and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent ("Centre Lane Partners"), dated June 5, 2020, as amended (the "Credit Agreement").

Effective March 31, 2025, the Company and its subsidiaries, CL Media Holdings, LLC, Bright Mountain LLC, MediaHouse, Inc., Deep Focus Agency LLC, and BV Insights LLC, Centre Lane Partners, and the Lenders entered into the Twenty-Second Amendment to Amended and Restated Senior Secured Credit Agreement (the "Twenty-Second Amendment") to amend certain terms of the Credit Agreement. All capitalized terms used below and not defined have the respective meanings ascribed to them in the Twenty-Second Amendment. The principal changes to the Credit Agreement made in the Twenty-Second Amendment include, but are not limited to, the following:

(i)
Extending the maturity date of the First Out Loans (which no longer include the Seventeenth Amendment Term Loans and the Twenty-First Amendment Term Loans), Second Out Loans (formerly defined as the Last Out Loans), and Third Out Loans (comprised of the Seventeenth Amendment Term Loans and the Twenty-First Amendment Term Loans) from April 20, 2026 to December 20, 2026;
(ii)
Changing the Second Out Loans PIK Rate to the Term SOFR plus 3% and the Second Out Loans cash interest rate to 2%;
(iii)
Changing the First Out Loans cash interest rate to the Term SOFR plus 2%;
(iv)
Changing the Third Out Loans PIK Rate to 15%;
(v)
Adjusting the amortization of the Second Out Loans such that quarterly installments of 1% of the aggregate principal amount (after giving effect to capitalized PIK interest) are paid for each quarter in 2025, and quarterly installments of 2% of the aggregate principal amount (after giving effect to capitalized PIK interest) are paid thereafter until maturity; and
(vi)
Adjusting the amortization of the First Out Loans such that an installment of $700,000 is paid on March 31, 2025, and quarterly installments of $575,000 are paid thereafter until maturity.

As of March 31, 2025, outstanding principal on the Centre Lane Senior Secured Credit Facility was $79.7 million, due December 20, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Media, Inc.

Date:	April 4, 2025	By:	/s/ Matt Drinkwater
Matt Drinkwater Chief Executive Officer